UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 5, 2008

REDDY ICE HOLDINGS, INC.

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas 75231
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 526-6740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, Reddy Ice Holdings, Inc. (the “Company”) has been named in putative class action lawsuits instituted in various federal courts in multiple jurisdictions alleging violations of the federal antitrust laws and related claims and seeking damages and injunctive relief. On June 5, 2008 the Judicial Panel on Multidistrict Litigation (the “Panel”) issued an order transferring certain of these actions to the Eastern District of Michigan for coordinated or consolidated pretrial proceedings. The Company had previously filed a motion with the Panel supporting the transfer and consolidation of these actions. The Company expects that all other putative class actions pending in federal courts containing similar allegations will also ultimately be transferred to the Eastern District of Michigan for coordinated or consolidated pretrial proceedings. The Panel’s order did not involve any determination as to the validity of any of the asserted claims, or as to whether class certification is appropriate in these cases. The Company intends to vigorously defend these lawsuits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 9, 2008

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
Steven J. Janusek
Chief Financial and Accounting Officer